UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2025

Windtree Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39290	94-3171943
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2600 Kelly Road, Suite 100, Warrington, Pennsylvania	18976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 488-9300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	WINT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 24, 2025, Windtree Therapeutics, Inc. (the “Company”) entered into note purchase agreements (the “Note Purchase Agreements”) with two purchasers (the “Purchasers,” and each a “Purchaser”). Pursuant to the Note Purchase Agreements, the Company issued one Convertible Promissory Note to a Purchaser in the principal amount of $58,140 for a purchase price of $50,000 and issued the other Purchaser a Convertible Promissory Note in the principal amount of $116,279 for a purchase price of $100,000 (collectively, the “Promissory Notes”). The Promissory Notes accrue interests at 14% per annum and have a 12-month maturity date. The Promissory Notes may be converted to shares of the Company’s Common Stock (“Common Stock”) at a conversion price of $0.587 per share.

Pursuant to the Note Purchase Agreements, the Company issued each of the Purchasers a warrant to purchase shares of Common Stock in an amount equal to 75% of the purchase price paid by each investor (the “Warrants” and each a “Warrant”). One Purchaser received a Warrants for $37,500 worth of shares of Common Stock, and the other Purchaser received a Warrants for $75,000 worth of shares of Common Stock. The Warrants have an exercise price of $0.587 per share of Common Stock. Because the Warrants entitle the holder to a number of shares based on a share value, the number of shares issuable upon exercise of a Warrant will change if the exercise price is adjusted.

The Convertible Notes and Warrants were sold in reliance upon an exemption from the registration requirement of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D promulgated thereunder. The Company received gross proceeds of $150,000 from the sale of the Convertible Notes and Warrants, before deducting offering expenses. Pursuant to the Notes, the proceeds will be used to fund operational expenses of the Company.

The foregoing descriptions are only summaries of the material terms thereof, do not purport to be complete and are qualified in their entirety by reference to the full text of the forms of the agreements, which are filed with this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, on April 19, 2025, WINT Real Estate, LLC (“WINT LLC”), a wholly owned subsidiary of the Company, entered into an Assignment and Conditional Assumption Agreement (the “Assignment”) with Way Maker Growth Fund, LLC (“Way Maker”) relating to that certain Purchase and Sale Agreement dated June 28, 2024, as amended (the Purchase Agreement), between Way Maker and TBB Crescent Park Drive LLC (“TBB CPD”). Pursuant to the Purchase Agreement, TBB CPD agreed to sell to Way Maker real property commonly known as the Aubrey, located at 11755 Southlake, Houston, Texas. Pursuant to the terms of the Assignment, Way Maker agreed to assign to WINT LLC its right, title and interest in the Purchase Agreement.

On June 24, 2025, TBB CPD provided a notice of termination with respect to the Purchase Agreement to the Company (the “Notice”). The Notice demands the $3 million in earnest money (the “Earnest Money”) held by the escrow agent for the transaction, paid in part by Way Maker and in part by the Company, be released to TPP CPD. The Company is disputing TPP CPD’s entitlement to the Earnest Money.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above under Item 1.01, to the extent applicable, is hereby incorporated by reference into this Item 3.02.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2025, Jamie McAndrew resigned from her position as Senior Vice President, Chief Financial Officer, and Corporate Secretary of the Company, effective June 25, 2025. Ms. McAndrew’s resignation is not related to any disagreement or dispute with the Company or its Board of Directors on any matter, including the Company’s accounting principles, practices, financial statement disclosures, or compliance procedures. Ms. McAndrew will continue in the employ of the Company for a limited period to assist in the transition of her duties. Jed Latkin, who currently serves as the Company’s President and Chief Executive Officer, will assume the responsibilities of principal financial officer for purposes of the Securities Exchange Act of 1934, as amended, on an interim basis.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Document
4.1	Form of Convertible Note issued on June 24, 2025

4.2	Form of Common Stock Purchase Warrant issued on June 24, 2025

10.1	Form of Note Purchase Agreement dated June 24, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Windtree Therapeutics, Inc.

By:	/s/ Jed Latkin
Name:	Jed Latkin
Title:	President and Chief Executive Officer

Date: June 27, 2025